THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
                                           DATED AS OF JANUARY 31, 1992
                                                      BETWEEN
                                                 HFS INCORPORATED
                                               AND JOHN D. SNODGRASS



THIS THIRD AMENDMENT entered into as of October __, 1996 between JOHN D. SNODGRASS (the "Employee") and HFS INCORPORATED, formerly known as Hospitality Franchise Systems, Inc., a Delaware corporation ("HFS").

                                                    WITNESSETH:

WHEREAS, the Employee and HFS desire to amend the Employment Agreement dated as of January 31. 1992 (the "Agreement") between HFS and the Employee to extend the term of the Agreement to December 31, 1998 and to provide certain supplemental terms and provisions to the Agreement.

NOW, THEREFORE, in consideration of the respective promises contained herein and the agreement of the Employee and HFS to continue the employee-employer relationship through the date of the execution of this Third Amendment and, thereafter, to the extent the parties so desire pursuant to the terms of the Agreement, the parties agree that the Agreement shall be amended and supplemented as follows:

         1. Section 2 of the Agreement is amended to read in its entirety as follows:

                  "The term of the Employee's employment under this Agreement shall be for a period from the Effective Date through December 31, 1998, unless terminated sooner as hereinafter provided (the "Term of this Agreement").

         2. In addition to all other compensation and benefits provided in the Agreement, the Employee shall be granted during or before May 1997 and May 1998 stock options to purchase 250,000 shares of HFS Common Stock as of each grant (or a total of 500,000 shares) under the HFS 1993 Stock Option Plan, as amended (the "Plan"), with exercise prices equal to the Fair Market Value of HFS Common Stock (as defined in the Plan) on the date of the respective grant; provided that the obligation to make such stock option grants shall be subject to the availability of an adequate number of shares of HFS Common Stock reserved for stock option grants under the Plan at the time such options are provided herein to be granted. Such stock options will be evidenced by stock option agreements substantially in the form attached hereto as Exhibit A and shall be subject to the provisions of the Amendment to Stock Options, dated the same date as this Third Amendment, between HFS and the Employee. Unless otherwise requested by the Employee prior to each stock option grant, the applicable stock option agreement will provide for the assignability of such stock options as provided in the Plan. Such number of shares of HFS Common Stock for which stock options are to be granted as provided


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herein shall be adjusted  appropriately  to give effect to stock  splits,  stock dividends and similar changes in capitalization affecting the HFS Common Stock taking effect prior to the grant of the respective stock options.

         3. Notwithstanding any provisions of the Agreement to the contrary, from and after June 1, 1997 the Employee may relocate his personal residence to the Atlanta, Georgia area without being deemed to have breached the Agreement by virtue of such relocation, provided that he continues to comply with all of his other obligations under the Agreement. Notwithstanding any such relocation, the Employee's office and principal place of business shall continue to be located at the HFS headquarters which is currently in Parsippany, New Jersey.

         4. From and after June 1, 1997 HFS will make available to the Employee, the use of a Hawker 800 aircraft (or similar aircraft) for personal and business purposes, the cost of which will be charged to the Employee and/or HFS in accordance with the currently existing HFS policies governing such matters. The availability and use of such aircraft shall be in addition to the use of any aircraft owned or leased by HFS from time to time in accordance with HFS's policy relating to use of such aircraft in effect from time to time.

         5. Notwithstanding any provisions of the Agreement to the contrary (including subparagraph (4) of the "Good Reason" definition in Section 8.3), it is mutually understood and agreed that from and after September 1, 1997, the persons directly reporting to the Employee may be limited to the senior officers of HFS having responsibility over the hotel franchising group, the real estate brokerage franchising group and the franchise sales function, which officers are currently John Russell, Richard Smith and John Osborne, respectively.

         6. Except to the extent modified and supplemented by the provisions of this Third Amendment, the Agreement shall remain in effect as on the date hereof.

         IN WITNESS WHEREOF, the Employee and HFS have executed this Third Amendment as of the date first above written.




                                HFS INCORPORATED

                                            By:_________________________________


                                    EMPLOYEE

                                            ------------------------------------
                                                              John D. Snodgrass




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